

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the consolidated financial statements of Ethan Allen Interiors, Inc. for the quarter ended March 31, 1999 and is  qualified  in its  entirety  by  reference  to such financial statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        ETHAN ALLEN INTERIORS INC.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              JUN-30-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   MAR-31-1999
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         13,236
<SECURITIES>                                   0
<RECEIVABLES>                                  34,244 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    141,446
<CURRENT-ASSETS>                               214,167 <F3>
<PP&E>                                         315,901
<DEPRECIATION>                                 108,456
<TOTAL-ASSETS>                                 478,993 <F4>
<CURRENT-LIABILITIES>                          106,399 <F5>
<BONDS>                                        9,949 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       446 <F8>
<OTHER-SE>                                     328,309 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   478,993
<SALES>                                        194,571
<TOTAL-REVENUES>                               194,571 <F10>
<CGS>                                          103,507
<TOTAL-COSTS>                                  103,507
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             555 <F11>
<INCOME-PRETAX>                                34,486
<INCOME-TAX>                                   13,312
<INCOME-CONTINUING>                            21,174
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   21,174
<EPS-PRIMARY>                                  0.52 <F12>
<EPS-DILUTED>                                  0.50 <F13>


<F1>   Not applicable.  All figures for Ethan Allen Interiors,  Inc. are in U.S.
       dollars.
<F2>   Figure for  receivables  is net of  allances  for  doubtful  accounts  of
       $2,478.
<F3>   Includes prepaid expenses of $16,382.
<F4>   Includes goodwill of $10,957 (net of amortization).
<F5>   Includes  current  portion of  long-term  debt of $15,395 as of March 31,
       1999.
<F6>   Includes  long-term  debt  of  $9,641  (net  of the  current  portion  of long-term  debt)  and  capitalized  leases  of $308  (net of the  current portion of capitalized leases). As of march 31, 1999 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) industrial revenue bonds of $8,455, and (ii) other of $1,540 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see the Company's Consolidated Financial Statements and Notes to the Annual Report on Form 10-K for fiscal year ended June 30, 1998.
<F7>   Not applicable.
<F8>   As of March 31, 1999, Ethan Allen had 44,619,918  shares of common stock,
       $0.1 par value per share, issued. For a description of Ethan Allen's common stock, see the Company's Consolidated Statement of Stockholders' Equity and Consolidated Financial Statements in the Annual Report on Form 10-K for fiscal year 1998.
<F9>   Consists of $266,226 of additional paid in capital,  $140,611 of retained earnings, and ($78,528) of treasury stock.
<F10>  For the quarter ended March 31, 1999, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.
<F11>  Consists  of $484 of interest  expense  and $71 of deferred  amortization costs.
<F12>  Basic earnings per share for the quarter ended March 31, 1999, was $0.52.
<F13>  Diluted  earnings  per share for the quarter  ended March 31,  1999,  was
       $0.50.







